Pinpoint Recovery Solutions Corp.
4350 W. Cypress Street
Tampa, FL 33607

January 10, 2008

Neucap, Inc.
1120 Pinellas Bay Way
St. Petersburg, Fla 33715

Attention: Kevin Cappock and Robert Neuman

Re:  Extension of Maturity Date of Promissory Note

Dear Kevin and Robert:

Reference is hereby made to the Promissory Note, dated June 26, 2007 (the “Note”), made by Pinpoint Recovery Solutions Corp., a Delaware corporation (“Pinpoint”), in favor of Neucap, Inc., a Florida corporation (formerly named “S.A.L.T. Payroll Consultants, Inc.”) (the “Holder”) in original aggregate principal amount of $1,881,550 (the “Principal”).

This letter confirms that on July 16, 2007, Pinpoint prepaid to the Holder $20,454 of the then-outstanding Principal and $8,624 in accrued interest and that as of the date thereof and hereof, the outstanding Principal owed to the Holder under the Note was and is $1,861,096.

This letter also (i) memorializes the prior understanding between the Holder and Pinpoint that, in exchange for Pinpoint’s promise to pay the Consideration (defined below) to the Holder, the Note was amended to extend the Maturity Date (as defined in the Note) from December 26, 2007 to March 31, 2008 (as so extended, the “Extended Maturity Date”); and (ii) confirms that the effective date of such amendment is December 26, 2007. The Note, as so amended, is the entire agreement between Pinpoint and the Holder with respect to the subject matter thereof and remains in full force and effect.

Pinpoint hereby covenants to pay, and shall pay, to the Holder on the Extended Maturity Date $20,000 in cash or cash equivalent in consideration for the Holder’s agreement to so extend the Maturity Date (the “Consideration”). The Consideration shall not be included in the Principal, and Pinpoint’s covenant to pay the Consideration shall be deemed an obligation distinct from and in addition to the obligations of Pinpoint set forth in the Note. No interest shall accrue on the Consideration unless and until Pinpoint shall not have paid the Consideration on or prior to the Extended Maturity Date, an in any such event shall accrue on the same terms as interest accrues under the Note.

[The signatures to this letter are set forth on the following page.]

If this letter accurately describes the amendment to the Note, as well as the payments made to date by Pinpoint under the Note, please indicate your agreement by signing this letter below.

Sincerely,

PINPOINT RECOVERY SOLUTIONS CORP.

By:_____________________________________
      Jon Leslie, Chief Financial Officer

ACKNOWLEDGED AND AGREED:

Neucap, Inc.

By:_____________________________________
      Kevin Cappock

By:_____________________________________
      Robert Neuman